EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Acadiana Bancshares, Inc.
Lafayette, Louisiana

We have audited the accompanying consolidated balance sheets of Acadiana Bancshares, Inc., and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2002.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Acadiana Bancshares, Inc., and Subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with U. S. generally accepted accounting principles.

New Iberia, Louisiana
February 7, 2003

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

December 31, 2002 and December 31, 2001
(In Thousands, except share data)

	2002	2001

Assets
Cash and Cash Equivalents:
Cash and Amounts Due from Banks	$1,225	$3,097
Interest-Bearing Demand Deposits	16,840	8,198

Total Cash and Cash Equivalents	18,065	11,295
Time Deposits in Other Banks	2,452	3,048
Securities Available for Sale, at Fair Value	44,773	19,712
Securities Held to Maturity (Fair Value of $19,522 and $32,048, respectively)	19,364	31,989
Federal Home Loan Bank Stock, at Cost	4,449	4,321
Loans Held for Sale	7,046	4,827
Loans Receivable, Net of Allowance for Loan Losses of $2,447 and $2,710, respectively	193,279	229,891
Investment in Limited Liability Company	851	833
Premises and Equipment, Net	6,181	6,303
Accrued Interest Receivable	1,238	1,398
Cash Surrender Value of Life Insurance	6,494	142
Other Assets	1,568	1,746

Total Assets	$305,760	$315,505

Liabilities and Stockholders’ Equity
Deposits:
Non-interest Bearing	$14,911	$14,395
Interest Bearing	190,869	201,174

Total Deposits	205,780	215,569
Securities Sold Under Agreements to Repurchase	1,061	2,758
Accrued Interest Payable	459	524
Long-Term Debt	68,110	68,971
Accrued and Other Liabilities	1,519	871

Total Liabilities	276,929	288,693

Stockholders’ Equity:

Preferred Stock of $.01 Par Value; 5,000,000 shares authorized, -0- shares issued or outstanding	—	—
Common Stock of $.01 Par Value; 20,000,000 shares authorized, 2,731,250 shares issued	27	27
Additional Paid-in Capital	33,014	32,626
Retained Earnings	26,693	25,515
Unearned Common Stock Held by ESOP Trust	(915)	(1,177)
Unearned Common Stock Held by RRP Trust	(314)	(434)
Accumulated Other Comprehensive Income	574	99
Treasury Stock, at Cost; 1,550,708 and 1,547,529 shares, respectively	(30,248)	(29,844)

Total Stockholders’ Equity	28,831	26,812

Total Liabilities and Stockholders’ Equity	$305,760	$315,505

The accompanying Notes to Consolidated Financial Statements are an integral part of these Financial Statements.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS

Years Ended December 31, 2002, 2001 and 2000
(In Thousands, except per share data)

	2002	2001	2000

Interest and Dividend Income:
Loans, Including Fees	$16,081	$20,216	$20,706
Debt Securities	2,510	2,082	2,600
Dividends	129	175	312
Trading Account Securities	—	3	11
Interest Bearing Deposits	271	476	459

Total Interest and Dividend Income	18,991	22,952	24,088

Interest Expense:
Deposits	6,115	9,468	10,885
Securities Sold Under Agreements to Repurchase	35	56	1
Borrowings	3,876	3,952	4,009

Total Interest Expense	10,026	13,476	14,895

Net Interest Income	8,965	9,476	9,193
Provision (credit) for Loan Losses	—	20	(83)

Net Interest Income After Provision for
Loan Losses	8,965	9,456	9,276

Non-Interest Income:
Deposit Service Fees	794	878	863
Loan Service Fees	47	72	82
Gain on Sale of Loans, Net	765	719	28
Trading Account Gains, Net	—	32	25
Income (Loss) from Investment in Limited Liability Company	18	41	(19)
Increase in Cash Surrender Value of Life Insurance	290	4	2
Other	270	111	242

Total Non-Interest Income	2,184	1,857	1,223

Non-Interest Expense:
Salaries and Employee Benefits	4,630	4,218	3,857
Occupancy	283	463	397
Depreciation	407	354	318
Data Processing	406	316	328
Advertising and Public Relations Expense	222	203	205
Foreclosed Assets, Net	37	35	47
Operating Expenses	521	478	389
Professional Fees	279	247	204
Deposit Expenses	273	276	239
Bank Shares and Franchise Tax Expense	344	320	323
Other General and Administrative Expenses	917	768	761

Total Non-Interest Expense	8,319	7,678	7,068

Income Before Income Taxes	2,830	3,635	3,431
Income Tax Expense	1,008	1,317	1,207

Net Income	$1,822	$2,318	$2,224

Earnings Per Share – basic	$1.72	$2.12	$1.80

Earnings Per Share – diluted	$1.58	$2.00	$1.78

The accompanying Notes to Consolidated Financial Statements are an integral part of these Financial Statements.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Years Ended December 31, 2002, 2001 and 2000
(In Thousands, except share and per share data)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Unearned Common Stock Held By ESOP Trust	Unearned Common Stock Held By RRP Trust	Accumulated Other Comprehensive Income	Treasury Stock	Total Stock- holder’s Equity

Balance, January 1, 2000	$27	$32,322	$22,404	$(1,703)	$(1,048)	$(364)	$(23,888)	$27,750
Comprehensive Income:
Net Income			2,224					2,224
Change in Unrealized Gain (Loss) on Securities Available for Sale, Net of Deferred Taxes						313		313

Total Comprehensive Income								2,537
Common Stock Released by ESOP Trust		83		263				346
Common Stock Earned by Participants of Recognition and Retention Plan Trust		5			299			304
Purchase of Treasury Stock (92,202 shares)							(1,390)	(1,390)
Cash Dividends Declared ($.60 per share)			(765)					(765)

Balance, December 31, 2000	$27	$32,410	$23,863	$(1,440)	$(749)	$(51)	$(25,278)	$28,782

Balance, January 1, 2001	$27	$32,410	$23,863	$(1,440)	$(749)	$(51)	$(25,278)	$28,782
Comprehensive Income:
Net Income			2,318					2,318
Change in Unrealized Gain (Loss) on Securities Available for Sale, Net of Deferred Taxes						150		150

Total Comprehensive Income								2,468
Common Stock Released by ESOP Trust		196		263				459
Common Stock Earned by Participants of Recognition and Retention Plan Trust		20			315			335
Purchase of Treasury Stock (218,600 shares)							(4,566)	(4,566)
Cash Dividends Declared ($.60 per share)			(666)					(666)

Balance, December 31, 2001	$27	$32,626	$25,515	$(1,177)	$(434)	$99	$(29,844)	$26,812

Balance, January 1, 2002	$27	$32,626	$25,515	$(1,177)	$(434)	$99	$(29,844)	$26,812
Comprehensive Income:
Net Income			1,822					1,822
Change in Unrealized Gain (Loss) on Securities Available for Sale, Net of Deferred Taxes						475		475

Total Comprehensive Income								2,297
Common Stock Released by ESOP Trust		374		262				636
Common Stock Earned by Participants of Recognition and Retention Plan Trust		107			120			227
Reissuance of Treasury Stock under Stock Option Plan (42,978 shares)		(93)					525	432
Purchase of Treasury Stock (46,157 shares)							(929)	(929)
Cash Dividends Declared ($.60 per share)			(644)					(644)

Balance, December 31, 2002	$27	$33,014	$26,693	$(915)	$(314)	$574	$(30,248)	$28,831

The accompanying Notes to Consolidated Financial Statements are an integral part of these Financial Statements.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2002, 2001 and 2000
(In Thousands)

	2002	2001	2000

Cash Flows from Operating Activities:
Net Income	$1,822	$2,318	$2,224
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	425	372	338
Provision for Deferred Income Taxes	281	69	151
Provision for Losses on Loans	—	20	(83)
Noncash Compensation Expenses	778	766	634
Other (Gains) Losses, Net	(108)	10	(111)
(Income) Loss from Investment in Limited Liability Company	(18)	(41)	19
Amortization of Premiums, Net of Discount Accretion on Securities	478	36	(2)
Amortization of Deferred Revenues and Unearned Income on Loans	9	(66)	88
FHLB Stock Dividend Received	(128)	(174)	(311)
Net Changes in:
Securities Classified as Trading	—	162	123
Loans Held for Sale	(2,219)	(2,975)	(1,852)
Accrued Interest Receivable	160	310	(165)
Cash Surrender Value of Life Insurance	(6,352)	(7)	(5)
Other Assets	(481)	(228)	(139)
Other Liabilities	733	54	514

Total Adjustments	(6,442)	(1,692)	(801)

Net Cash (Used in) Provided by Operating Activities	(4,620)	626	1,423

Cash Flows from Investing Activities:
Activity in Available for Sale Securities:
Proceeds from Calls, Maturities and Prepayments	3,900	12,877	2,311
Purchases	(28,453)	(8,139)	—
Activity in Held to Maturity Securities:
Proceeds from Calls, Maturities and Prepayments	12,358	915	233
Purchases	—	(21,250)	—
Redemption (Purchase) of Certificates of Deposit	596	(3,048)	—
Purchase of FHLB stock	—	—	(147)
Net Repayments (Advances) on Loans	36,759	35,143	(21,338)
Proceeds from Sale of Premises and Equipment	197	2	949
Purchase of Premises and Equipment	(375)	(1,660)	(3,589)
Proceeds from Sale of Foreclosed Assets	228	66	172
Capital Costs Incurred on Foreclosed Assets	(17)	1	(5)

Net Cash Provided by (Used in) Investing Activities	25,193	14,907	(21,414)

Cash Flows from Financing Activities:
Net Change in Deposits	(9,789)	(8,962)	11,319
Net Change in Repurchase Agreements	(1,697)	2,630	128
Net Change in Short-term Debt	—	—	(6,000)
Proceeds from Long-term Debt	—	4,770	13,240
Repayment of Long-term Debt	(1,111)	(5,882)	(12)
Dividends Paid to Shareholders	(642)	(695)	(749)
Proceeds from Issuance of Common Stock	365	—	—
Purchase of Treasury Stock	(929)	(4,566)	(1,390)

Net Cash (Used in) Provided by Financing Activities	(13,803)	(12,705)	16,536

Net Increase (Decrease) in Cash and Cash Equivalents	6,770	2,828	(3,455)
Cash and Cash Equivalents, Beginning of Year	11,295	8,467	11,922

Cash and Cash Equivalents, End of Year	$18,065	$11,295	$8,467

Supplemental Schedule of Noncash Activities:
Acquisition of Foreclosed Assets in Settlement of Loans	$94	$272	$74
Exercise of Stock Options with Payment in Company Stock	$309	$—	$—
Supplemental Disclosures:
Cash Paid For:
Interest on Deposits and Borrowings	$10,091	$13,545	$14,648
Income Taxes	$910	$1,000	$1,086

The accompanying Notes to Consolidated Financial Statements are an integral part of these Financial Statements.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS
Acadiana Bancshares, Inc. (the “Company”) is a Louisiana corporation organized in February 1996 for the purpose of becoming the bank holding company for LBA Savings Bank (the “Bank”).  The Board of Directors of the Bank adopted the Plan of Conversion pursuant to which the Bank converted from a Louisiana chartered mutual savings bank to a Louisiana chartered stock savings bank.  The Company completed its subscription and community offering in July 1996, and with a portion of the net proceeds, acquired the capital stock of the Bank. The Company also owns Acadiana Holdings, L.L.C. (“Holdings”), which was formed in May 2000 for the purposes of acquiring a new facility for the Company headquarters and the Bank main office. The Company provides a variety of financial services primarily to individuals, but also to commercial business customers through its four full-service branches in Lafayette, Louisiana, its full service branch in New Iberia, Louisiana, and its loan production office in Eunice, Louisiana.  The Bank’s primary deposit products are interest-bearing checking accounts and certificates of deposit.  Its primary lending products are single-family residential loans, commercial loans and consumer loans.

BASIS OF CONSOLIDATION
The Consolidated Financial Statements include the accounts of Acadiana Bancshares, Inc. and its wholly owned subsidiaries, LBA Savings Bank and Acadiana Holdings, L.L.C.  All significant intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES
The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates, that are particularly susceptible to significant change, relate to the determination of the allowance for losses on loans and the valuation of assets acquired in connection with foreclosures or in satisfaction of loans.

CONCENTRATION OF CREDIT RISK
All of the Company’s loans, commitments and letters of credit have been granted to customers in the Company’s market area.  The concentration of credit by type of loan is set forth in Note 4.  The distribution of commitments to extend credit approximates the distribution of loans outstanding.

A majority of the Company’s loan portfolio consists of single-family residential loans in the Lafayette area.  The regional economy has demonstrated heavy dependence on the oil and gas industry, which was in severe economic decline in the 1980’s.  Real estate prices in this market were substantially depressed.  Future downturns in the oil and gas industry could result in an adverse impact on the Company’s loan portfolio.

CASH AND CASH EQUIVALENTS
The Company considers all cash and amounts due from depository institutions, interest-bearing demand deposits, and time deposits in other banks, which mature within 90 days, to be cash equivalents for purposes of the consolidated statements of cash flows.

INVESTMENT SECURITIES
Debt securities that management has the positive intent and ability to hold to maturity, are classified as held to maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts using methods approximating the interest method.  Investment securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as available for sale and are carried at fair value.  Unrealized gains and losses on securities available for sale are recognized in other comprehensive income net of applicable income taxes.  The cost of securities sold is recognized using the specific identification method.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued):

The Bank is required, as a member of the Federal Home Loan Bank (“FHLB”) of Dallas, to maintain an amount of stock equal to the greater of one percent of the Bank’s outstanding home mortgage-related assets or five percent of its outstanding advances from the FHLB.  Any stock held in excess of required amounts is redeemable at par.  At December 31, 2002 and 2001, the Bank held the required amount of stock.

LOANS HELD FOR SALE
Loans originated and intended for sale in the secondary market are carried at the lower of cost or market value determined on an aggregate basis.  Net unrealized losses, if any, are recognized in a valuation allowance through charges to income.  Gains and losses on the sale of loans held for sale are determined using the specific identification method.

LOANS RECEIVABLE
The Company grants home mortgage, commercial and consumer loans to customers.  A substantial portion of the loan portfolio is represented by mortgage loans in the parish of Lafayette, Louisiana and the several surrounding parishes in southwest Louisiana.  The ability of the Company’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off, are generally stated at unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans, and unearned discounts.  Loan origination fees and certain direct loan origination costs are deferred and amortized as an adjustment to the related loan’s yield using the interest method.  Interest on loans is recognized using the simple interest method.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.   Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.  Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, the Company does not separately identify individual consumer, residential, and small business loans for impairment disclosures.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection.  Other personal loans are typically charged off no later than 180 days past due.  In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans (including impaired loans) that are placed on nonaccrual or charged off is reversed against interest income.  Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote.  Interest payments received on such loans are applied as a reduction of the loan principal balance.  Interest income on other nonaccrual loans is recognized only to the extent of cash payments received.  The interest on these loans is accounted for on the cash-basis method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued):

The allowance for loan losses is maintained at a level, which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio.  The amount of the allowance is evaluated on a regular basis by management and is based upon management’s periodic review and evaluation of various factors, including the collectibility of the loan portfolio, the nature of the portfolio, credit concentrations, and trends in historical loss experience, specific impaired loans, and prevailing economic conditions that may adversely affect the borrower’s ability to repay, and the estimated value of any underlying collateral.  This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.  Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows using the loan’s effective interest rate.

LOAN SERVICING
Loan servicing rights are recognized on loans sold when the institution has retained the servicing rights on the loan.  The cost of servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues.  Impairment of servicing rights is assessed based on the fair value of those rights.  Fair values are estimated using discounted cash flows based on a current market interest rate.

PREMISES AND EQUIPMENT
Land is carried at cost.  Buildings and equipment are carried at cost, less accumulated depreciation computed on either the straight-line method or declining balance method.  Depreciation is provided over the estimated useful lives of the respective assets, 15 to 40 years for buildings and 3 to 15 years for furniture, fixtures and equipment.

FORECLOSED ASSETS
Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, management periodically performs valuations and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expense from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

TRANSFERS OF FINANCIAL ASSETS
Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

INCOME TAXES
The Company and its subsidiaries file a consolidated federal income tax return on a calendar year basis.  Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities.  The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, more likely than not will be unrealized.

STOCK COMPENSATION PLANS
Statement of Financial Accounting Standards (“FAS”) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.  However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock.  Stock options issued under the Company’s stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them.  The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided proforma disclosures of net income and earnings per share and other disclosures, as if the fair value based method of accounting had been applied.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued):

EARNINGS PER COMMON SHARE
Basic earnings per share represents income available to common stockholders divided by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.  Potential common shares that may be issued by the Company relate to outstanding stock options and unvested restricted stock, and are determined using the treasury stock method.

COMPREHENSIVE INCOME
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

OPERATING SEGMENT DISCLOSURE
FAS No. 131, Disclosures About Segments of an Enterprise and Related Information, was effective for 1998.  This Statement established standards for reporting information about a company’s operating segments using a “management approach.”  The Statement requires that reportable segments be identified based upon those revenue-producing components for which separate financial information is produced internally and are subject to evaluation by the chief operating decision maker in deciding how to allocate resources to segments.

The Company has evaluated its potential operating segments against the criteria specified in the statement and has determined that no operating segment disclosures are required in 2002, 2001 or 2000 because of the aggregation concepts specified in the statement.

RECENT ACCOUNTING PRONOUNCEMENTS
In June of 2001 the Financial Accounting Standards Board (“FASB”) issued Statement No. 141, Business Combinations.  It supercedes Accounting Principles Board (“APB”) Opinion No. 16 of the same name.  FAS 141 requires that all business combinations be accounted for by a single method – the purchase method.  Use of the pooling of interests method of accounting is no longer permissible.  FAS 141 also establishes criteria for the identification of acquired intangibles separate from goodwill, and adds additional disclosure requirements.  The provisions of this Statement apply to all business transactions initiated after June 30, 2001.  This Statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later.

In June of 2001 the FASB also issued Statement No. 142, Goodwill and Other Intangible Assets.  This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets.  It addresses how intangible assets that are acquired individually or with a group of other assets (but not acquired in a business combination) should be accounted for in financial statements upon their acquisition.  The Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

Goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment.  Intangible assets that have finite useful lives will continue to be amortized over their useful lives.  Specific guidance for determining impairment is provided.  Goodwill will be tested for impairment at least annually using a two-step process that begins with an estimation of the fair value of a reporting unit.  Additional disclosures are also required under the Statement.

The Company is required to apply FAS 142 effective January 1, 2002.  The Company currently has no goodwill or other intangible assets, with the exception of an immaterial amount of mortgage servicing rights, and does not expect application of this Statement to have a significant effect on the Company’s financial position or results of operations.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued):

In August of 2001 the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  It supercedes FAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion).  This Statement also amends ARB No. 51, Consolidated Financial Statements, to eliminate exception to consolidation for a subsidiary for which control is likely to be temporary.  The Statement requires that one accounting model be used for long-lived assets to be disposed of, whether previously held and used or newly acquired, and applies to discontinued operations.  Statement 144 is effective for fiscal years beginning after December 15, 2001.  The provisions of this Statement generally are to be applied prospectively.

In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections.  The Statement updates, clarifies and simplifies existing accounting pronouncements on several specific, specialized matters, including extinguishments of debt and sale-leaseback transactions.  The adoption of this Statement is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities.  This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) No. 94-3.  The principal difference between this Statement and EITF 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity.  This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than at the date of an entity’s commitment to an exit plan.  The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged.  The Company does not currently have any activities that are subject to the provisions of this Statement.

In October 2002, the FASB issued Statement No. 147, Acquisitions of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9.  Except for transactions between two or more mutual enterprises, this Statement removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with FAS No. 141 and 142.  This Statement also clarifies that a branch acquisition that meets the definition of a business should be accounted for as a business combination, otherwise the transaction should be accounted for as an acquisition of net assets that does not result in the recognition of goodwill.  The provisions of this Statement are effective on October 1, 2002.  The adoption of FAS 147 did not have any effect on the financial position or results of operations of the Company.

In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123.  The Statement amends FAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.  It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation.  The Statement also amends APB Opinion No. 28, Interim Financial Reporting, to require disclosure about those effects in interim financial information.  The Company currently does not use FAS 123 to account for its stock options.

RECLASSIFICATIONS
Certain reclassifications have been made to the 2001 and 2000 Consolidated Financial Statements in order to conform to the classifications adopted for reporting in 2002.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - CASH AND AMOUNTS DUE FROM BANKS:

The Company is required by the Federal Reserve Bank to maintain a reserve of vault cash or cash on deposit based on a percentage of deposits.  The amount of the reserve balance required at December 31, 2002 and 2001 was approximately $721,000 and $530,000, respectively, and the Company satisfied its reserve requirements at both dates.

NOTE 3 - INVESTMENT SECURITIES:

Securities available for sale consist of the following (in thousands):

	December 31, 2002				December 31, 2001

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Debt Securities:
U.S. Government and Federal Agencies	$8,710	$296	$—	$9,006	$497	$22	$—	$519
Corporate Bonds	2,001	12	—	2,013	2,009	33	—	2,042
Mortgage-backed	33,188	555	(36)	33,707	17,051	191	(143)	17,099

Total Debt Securities	43,899	863	(36)	44,726	19,557	246	(143)	19,660
Marketable Equity Securities	5	42	—	47	5	47	—	52

Total	$43,904	$905	$(36)	$44,773	$19,562	$293	$(143)	$19,712

Securities held to maturity consist of the following (in thousands):

	December 31, 2002				December 31, 2001

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Mortgage-backed	$19,364	$158	$—	$19,522	$31,989	$129	$(70)	$32,048

Total	$19,364	$158	$—	$19,522	$31,989	$129	$(70)	$32,048

The amortized cost and fair value of debt securities by contractual maturity at December 31, 2002 follows (in thousands):

	Available for Sale		Held to Maturity

	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Within 1 year	$2,500	$2,517	$—	$—
Over 1 year through 5 years	8,211	8,502	—	—

	10,711	11,019	—	—
Mortgage-backed Securities	33,188	33,707	19,364	19,522

Total Debt Securities	$43,899	$44,726	$19,364	$19,522

Securities other than mortgage-backed securities are classified according to their contractual maturity without consideration of call features.  Accordingly, actual maturities may differ from contractual maturities.

During 2002, 2001 and 2000, proceeds from calls and maturities of securities available for sale were approximately $0,  $10,000,000 and $0, respectively, resulting in no realized gain or loss.  During 2002, 2001 and 2000, no securities available for sale were sold.

Investment securities with a carrying value of approximately $3,405,000 and $4,850,000 at December 31, 2002 and 2001, respectively, were pledged to secure deposits, repurchase agreements, and for other purposes as required or permitted by law.  Additionally, at December 31, 2002 and 2001, investment securities with a carrying value of $34,806,000 and $12,994,000, respectively, were included under a blanket lien that provides security for advances from the Federal Home Loan Bank of Dallas.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LOANS RECEIVABLE:

Loans receivable at December 31, 2002 and 2001 are summarized as follows (in thousands):

	2002	2001

Mortgage Loans:
Single-Family Residential	$111,610	$139,739
Construction	5,240	6,093
Multi-Family Residential	—	166
Commercial Real Estate	47,959	40,119
Equity Lines of Credit	5,775	4,421

Total Mortgage Loans	170,584	190,538

Commerical Business Loans	16,002	20,468
Consumer Loans	12,218	25,287

Total Loans	198,804	236,293
Less:
Allowance for Loan Losses	(2,447)	(2,710)
Net Deferred Loan Fees	(138)	(161)
Unadvanced Loan Funds	(2,940)	(3,531)

Loans, Net	$193,279	$229,891

At December 31, 2002 and 2001, the Company’s loan portfolio included $85,272,000 and $99,217,000 in adjustable-rate loans, respectively.  At December 31, 2002 and 2001, single-family residential mortgage loans in the aggregate amounts of $106,012,000 and $108,541,000, respectively, were included under a blanket lien that provides security for advances from the Federal Home Loan Bank of Dallas.

The following is an analysis of the allowance for possible loan losses for the years ended December 31, 2002, 2001 and 2000 (in thousands):

	2002	2001	2000

Balance, Beginning	$2,710	$2,714	$2,747
Provision Charged (Credited) to Income	—	20	(83)
Loans Charged Off	(522)	(243)	(170)
Loans Recovered	259	219	220

Balance, Ending	$2,447	$2,710	$2,714

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LOANS RECEIVABLE (Continued):

The following is a summary of information pertaining to impaired loans (in thousands):

December 31,	2002	2001	2000

Impaired Loans without a Valuation Allowance	$—	$—	$—
Impaired Loans with a Valuation Allowance	284	720	397

Total Impaired Loans	$284	$720	$397

Valuation Allowance Related to Impaired Loans	$78	$342	$64

Years Ended December 31,	2002	2001	2000

Average Investment in Impaired Loans	$422	$526	$313

Interest Income Recognized on Impaired Loans	$10	$9	$26

Interest Income Recognized on a Cash Basis on Impaired Loans	$10	$9	$30

NOTE 5 - LOAN SERVICING:

Loans serviced for others are not included in the accompanying consolidated balance sheets.  The unpaid principal balances of loans serviced for others were $9,489,000 and $13,662,000 at December 31, 2002 and 2001, respectively.  Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $156,000 and $196,000 at December 31, 2002 and 2001, respectively.  No loan servicing rights were capitalized in 2002 or 2001. Amortization of loan servicing rights was $16,000, $19,000 and $20,000, in 2002, 2001 and 2000, respectively, and the balance of loan servicing rights at December 31, 2002 and 2001 was $31,000 and $47,000, respectively.

NOTE 6 – INVESTMENT IN LIMITED LIABILITY COMPANY:

The Company owns a 40 percent investment in Cadence Holdings, LLC (“Cadence”), an affiliate in the financial services industry, which is accounted for under the equity method.  A limited liability company (“LLC”) is a legal form of doing business that combines partnership and corporate attributes.

The Company is a guarantor in the amount of $500,000 for a $750,000 bank line of credit to Cadence, which is dated February 2002.

NOTE 7 - PREMISES AND EQUIPMENT:

Premises and equipment at December 31, 2002 and 2001 are as follows (in thousands):

	2002	2001

Land	$1,831	$1,907
Office Buildings	4,152	4,086
Furniture, Fixtures and Equipment	2,521	2,576
Transportation Equipment	79	110

	8,583	8,679
Accumulated Depreciation	(2,402)	(2,376)

Premises and Equipment, Net	$6,181	$6,303

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - PREMISES AND EQUIPMENT (Continued):

Since the acquisition of a new office building in May of 2000, the Company actively engages in leasing office space that it has available.  Leases have different terms ranging from monthly rental to eight years.  At December 31, 2002, the monthly lease income was $61,000 per month.  Total lease income for 2002 and 2001 was $724,000 and $638,000, respectively.  Income from leases was reported as a reduction in occupancy expenses.  The income from such leases, and the land and building at the Company headquarters, are pledged to a third party to secure debt.  The carrying amount of the land and building held for lease at December 31, 2002 and 2001 were $2,896,000 and $2,971,000, respectively, which amounts exclude the approximately 30% used by the Company for its operations.

Relative to its main office location, the Bank executed an operating lease with Holdings, which provides for an annual base rental of $455,000, or approximately $38,000 per month, from the Bank to Holdings.  The initial term is 10 years, which began March 2001.  This transaction is eliminated in the preparation of consolidated financial statements because the Company owns the Bank and Holdings.

NOTE 8 - DEPOSITS:

Certificates of deposit with a balance of $100,000 or more at December 31, 2002 and 2001 were $40,548,000 and $42,994,000, respectively.

At December 31, 2002, scheduled maturities of certificates of deposit accounts were as follows (in thousands):

2003	$70,800
2004	47,149
2005	15,603
2006 - 2007	4,153

$137,705

NOTE 9 – SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one day from the transaction date.  Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction.  The Company may be required to provide additional collateral based on the fair value of the underlying securities.

NOTE 10 – LONG-TERM DEBT:

The Company’s fixed rate long-term debt consisted entirely of Federal Home Loan Bank advances.  Such advances totaled $65,350,000 as of December 31, 2002 and 2001, and are secured by residential mortgage loans and certain investment securities (held by the FHLB in safekeeping) under an existing blanket collateral agreement and by FHLB stock.  Interest rates on these advances ranged from 4.93% to 8.70% at December 31, 2002 and 2001.  No payments are scheduled prior to maturity; however a significant portion of the advances contain a quarterly call feature beginning between one and three years after the date of issuance, therefore, actual repayments could vary from contractual maturities.  The Company has the ability to borrow additional advances of $74,879,000 from the FHLB, which would also be secured by the existing blanket collateral agreement and by FHLB stock.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – LONG-TERM DEBT (Continued):

The Company, through its subsidiary, Holdings, has a prime rate long-term loan in the amount of $2,385,000, at a rate fluctuating with prime rate (4.25% at December 31, 2002) which amortizes monthly over a 30-year amortization with a 10-year balloon.  The Bank acquired a 31.25% participation in this loan resulting in a net long-term debt of $1,640,000 after eliminations for preparation of Consolidated Financial Statements.  Land and an office building, and a pledge and assignment of rents, secure the debt.   Additionally, the Company has a prime rate long-term loan in the amount of $1,120,000 at a rate fluctuating with prime rate (4.25% at December 31, 2002), due in quarterly payments through June 2006.  This debt is ESOP debt and under SOP 93-6 is shown as Company debt.  This debt is secured by unallocated shares of Company stock in the Employee Stock Ownership Plan.  Contractual maturities of long-term debt are as follows (in thousands):

December 31,	2002			2001

	Fixed Rate	Floating Rate	Total	Fixed Rate	Floating Rate	Total

Due in 2002	$—	$—	$—	$—	$366	$366
Due in 2003	3,100	422	3,522	3,100	384	3,484
Due in 2004	—	439	439	—	402	402
Due in 2005	250	459	709	250	422	672
Due in 2006	—	186	186	—	163	163
Due in 2007	—	107	107	—	70	70
Due in 2008	17,000	112	17,112	17,000	74	17,074
Due in 2009	35,000	117	35,117	35,000	78	35,078
Due in 2010	10,000	121	10,121	10,000	81	10,081
Due in 2011	—	797	797	—	1,581	1,581

Total	$65,350	$2,760	$68,110	$65,350	$3,621	$68,971

NOTE 11 - INCOME TAXES:

The provision for income tax expense is as follows for the years ended December 31, 2002, 2001 and 2000 (in thousands):

	2002	2001	2000

Current Tax Provision	$727	$1,248	$1,056
Deferred Tax Provision	281	69	151

Total Income Tax Expense	$1,008	$1,317	$1,207

There was an income tax receivable of $178,000 and an income tax payable of $157,000 at December 31, 2002 and 2001, respectively.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES (Continued):

The total provision for federal income taxes differs from that computed by applying statutory corporate tax rates, as follows for the years ended December 31 2002, 2001 and 2000:

	2002	2001	2000

Statutory Federal Income Tax Rate	34.0%	34.0%	34.0%
Increase in Taxes Resulting From:
Nondeductible ESOP	4.5	1.8	0.8
Nontaxable Increase in Cash Surrender Value of Life Insurance	(3.5)	—	—
Other Items	0.6	0.4	0.4

Effective Tax Rate	35.6%	36.2%	35.2%

The tax effects of principal temporary differences at December 31, 2002 and 2001 are as follows (in thousands):

	2002	2001

Deferred Tax Assets:
Deferred Loan Fees	$59	$59
Losses on Loans	832	922
Loans Held for Sale	32	29
Compensation Expenses	83	170
Capital Loss Carryover	7	7
Other	49	22

Subtotal	1,062	1,209

Deferred Tax Liabilities:
FHLB Stock	603	559
Depreciable Property Basis Differences	98	10
Unrealized Gain on Securities Available for Sale	295	51
Acquisition Costs	14	11

Subtotal	1,010	631

Net Deferred Tax Asset	$52	$578

The likelihood of realization of the entire amount of the deferred tax asset is considered to be more likely than not; therefore, no valuation allowance has been provided for 2002 or 2001.

Retained earnings at December 31, 2002 and 2001 included approximately $7,073,000 accumulated prior to January 1, 1987 for which no provision for federal income taxes has been made.  If this portion of retained earnings is used in the future for any purpose other than to absorb bad debts, it will be added to future taxable income.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - EARNINGS PER COMMON SHARE:

Weighted average shares of common stock outstanding for basic EPS excludes the weighted average shares unreleased by the Employee Stock Ownership Plan (“ESOP”) Trust (87,062, 108,957 and 130,872 shares at December 31, 2002, 2001 and 2000 respectively) and the weighted average unvested shares in the Recognition and Retention Plan (“RRP”) Trust (26,830, 45,486 and 63,462 shares at December 31, 2002, 2001 and 2000, respectively).  The following is a reconcilement of the numerator and denominator for basic and diluted Earnings Per Share:

Year Ended December 31,	2002	2001	2000

Numerator:
Income Applicable to Common Shares	$1,822,000	$2,318,000	$2,224,000

Denominator:
Weighted Average Common Shares Outstanding	1,059,294	1,094,846	1,235,251
Effect of Dilutive Securities:
Stock Options Outstanding	87,713	52,755	4,071
RRP Grants	6,379	10,606	8,280

Weighted Average Common Shares Outstanding Assuming Dilution	1,153,386	1,158,207	1,247,602

Earnings per Share	$1.72	$2.12	$1.80

Earnings per Share - Assuming Dilution	$1.58	$2.00	$1.78

NOTE 13 - REGULATORY MATTERS:

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s or the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off balance sheet items as calculated under regulatory accounting practices.  The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 Capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 Capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2002 and 2001, that the Company and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2002, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables.  There are no conditions or events since the notification that management believes have changed the Bank’s category.  The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2002 and 2001 are also presented in the table.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - REGULATORY MATTERS (Continued):
(Dollars in Thousands)

	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions

December 31, 2002	Amount	Ratio	Amount	Ratio	Amount		Ratio

Total Capital to Risk Weighted Assets:
Acadiana Bancshares, Inc.	$30,381	17.2%	$14,117	8.0%	$	N/A	N/A	%
LBA Savings Bank	27,820	16.2%	13,770	8.0%		17,212	10.0%
Tier 1 Capital to Risk Weighted Assets:
Acadiana Bancshares, Inc.	28,207	16.0%	7,058	4.0%		N/A	N/A	%
LBA Savings Bank	25,646	14.9%	6,885	4.0%		10,327	6.0%
Tier 1 Capital to Average Assets:
Acadiana Bancshares, Inc.	28,207	9.2%	12,272	4.0%		N/A	N/A	%
LBA Savings Bank	25,646	8.5%	12,031	4.0%		15,039	5.0%

	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions

December 31, 2001	Amount	Ratio	Amount	Ratio	Amount		Ratio

Total Capital to Risk Weighted Assets:
Acadiana Bancshares, Inc.	$28,986	15.8%	$14,696	8.0%	$	N/A	N/A	%
LBA Savings Bank	27,825	15.5%	14,374	8.0%		18,435		10.0%
Tier 1 Capital to Risk Weighted Assets:
Acadiana Bancshares, Inc.	26,713	14.5%	7,348	4.0%		N/A	N/A	%
LBA Savings Bank	25,552	14.2%	7,187	4.0%		10,781		6.0%
Tier 1 Capital to Average Assets:
Acadiana Bancshares, Inc.	26,713	8.4%	12,654	4.0%		N/A	N/A	%
LBA Savings Bank	25,552	8.2%	12,483	4.0%		15,604		5.0%

NOTE 14 - EMPLOYEE BENEFITS:

401(K) PLAN
The Company maintains a 401(k) Profit Sharing Plan to provide retirement benefits for substantially all employees.  Eligible employees may defer up to ten percent of compensation.  All employees are eligible after completing one year of service and attaining age 21.  No contributions to the plan were due, and the Company made no contributions for the three years ended December 31, 2002.

EMPLOYEE STOCK OWNERSHIP PLAN
The Company established an Employee Stock Ownership Plan Trust (“ESOP”) for the benefit of employees of the Company and the Bank.  Full-time employees of the Company and the Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in the ESOP.

The ESOP is a leveraged ESOP and shares purchased by the ESOP with the proceeds of a loan are held in a suspense account and released on a pro rata basis as debt service payments are made.  The Company has made contributions to the plan in amounts necessary to amortize the debt to the Company over a period of ten years.  Shares released are allocated among participants on the basis of compensation.  Participants vest in their right to receive their account balances within the ESOP at the rate of 20 percent per year starting after one year of service.  In the case of a “change of control,” as defined in the plan, participants will become immediately and fully vested in their account balances.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - EMPLOYEE BENEFITS (Continued):

Under SOP 93-6, unearned ESOP shares are not considered outstanding and the cost of which are shown as a reduction of stockholders’ equity.  Dividends on unallocated ESOP shares are considered to be compensation expense.  The Company recognizes compensation cost equal to the fair value of the ESOP shares during the periods in which they become committed to be released.  To the extent that the fair value of the Company’s ESOP shares differs from the cost of such shares, this differential is credited to equity.  The Company receives a tax deduction equal to the cost of the shares released.  During 2001, the ESOP refinanced the loan previously financed by the Company, which continues to be secured by the unallocated shares in the trust.  The leveraged ESOP is accounted for in accordance with AICPA SOP 93-6, Employers’ Accounting for Employee Stock Ownership Plans, and accordingly, prior to the external refinancing, the loan receivable from the ESOP to the Company was not shown as an asset and the debt of the ESOP was not shown as a Company liability.

Compensation cost of the ESOP for the year ended December 31, 2002, was $636,000 based on the release of 21,896 shares.  Compensation cost of the ESOP for the year ended December 31, 2001, was $459,000 based on the release of 21,894 shares.  For the year ended December 31, 2000, compensation cost of the ESOP was $346,000 based on the release of 21,892 shares.  There were 126,470, 106,515, and 91,099 allocated shares and 76,196, 98,092, and 119,986 shares held in suspense by the ESOP for the years ended December 31, 2002, 2001 and 2000, respectively.  The fair value of the unearned ESOP shares at December 31, 2002 and 2001, using the quoted market closing price per share, was approximately $2,780,000 and $2,276,000, respectively.

RECOGNITION AND RETENTION PLAN
The Company established the Recognition and Retention Plan Trust (“RRP”) for certain officers and directors on January 22, 1997.  During 1997, the Company fully funded the trust with the purchase of 109,250 shares. The cost of the shares of restricted stock awarded under these plans is recorded as unearned compensation, a contra equity account.  The fair value of the shares on the date of award is recognized ratably as compensation expense over the vesting period, which is five years.  The grantees of the restricted stock have the right to vote the shares awarded.  Dividends on unvested shares are held in trust and distributed when the related shares vest.  For the years ended December 31, 2002, 2001 and 2000, the Recognition and Retention Plan Expense was $142,000, $307,000 and $288,000, respectively.  The weighted-average grant-date fair value of the restricted stock granted under the RRP during the years ended December 31, 2002, 2001 and 2000 was $23.96, $21.52, and $16.50, respectively.  A summary of the changes in restricted stock follows:

	Unawarded Shares	Awarded Shares

Balance, January 1, 2000	18,748	58,640
Granted	(1,000)	1,000
Forfeited	—	—
Earned and Issued	—	(17,818)

Balance, December 31, 2000	17,748	41,822
Granted	(14,277)	14,277
Forfeited	—	—
Earned and Issued	—	(18,223)

Balance, December 31, 2001	3,471	37,876
Granted	(4,471)	4,471
Forfeited	1,000	(1,000)
Earned and Issued	—	(20,674)

Balance, December 31, 2002	—	20,673

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - EMPLOYEE BENEFITS (Continued):

STOCK OPTION PLAN
In 1997, the Company adopted a stock option plan for the benefit of directors and officers.  The number of shares of common stock reserved for issuance under the stock option plan was equal to 273,125 shares.    The option exercise price cannot be less than the fair value of the underlying common stock as of the date of the option grant and the maximum option term cannot exceed ten years.  The stock options granted to directors and officers are subject to 20 percent vesting per year and are exercisable upon vesting.  Under APB No. 25, because the exercise price of the Company’s stock options equals the market price of the underlying stock on the date of grant, the Company recognizes no compensation expense.

The following table summarizes the activity related to stock options:

	Available for Grant	Options Outstanding	Weighted Average Execercise Price

Balance, January 1, 2000	6,424	259,701	$16.05
Granted	(2,000)	2,000	$16.50
Canceled	—	—
Exercised	—	—

Balance, December 31, 2000	4,424	261,701	$16.05
Granted	(4,549)	4,549	$22.50
Canceled	2,000	(2,000)	$18.25
Exercised	—	—

Balance, December 31, 2001	1,875	264,250	$16.28
Granted	(3,391)	3,391	$24.09
Canceled	1,516	(1,516)	$22.50
Exercised	—	(42,978)	$15.78

Balance, December 31, 2002	—	223,147	$16.29

Exercisable at December 31, 2000		141,222	$15.84

Exercisable at December 31, 2001		192,762	$15.89

Exercisable at December 31, 2002		203,450	$15.98

The weighted-average remaining life of the outstanding options at December 31, 2002 is 4.7 years.  The exercise prices of the outstanding options range from $15.50 to $24.50.

The weighted-average grant-date fair value of options granted during the years ended December 31, 2002, 2001 and 2000 was $4.33, $4.24, and $4.83, respectively.

In 2002, the Company adopted an additional stock option plan.  This new plan was approved for 100,000 shares.  No grants have been made from this new plan.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - EMPLOYEE BENEFITS (Continued):

In October 1995 the FASB issued FAS 123, Accounting for Stock-Based Compensation.  FAS 123 requires disclosure of the compensation cost for stock-based incentives granted after January 31, 1995 based on the fair value at grant date for awards.  Applying FAS 123 would result in pro forma net income and earnings per share amounts as follows (in thousands, except per share data):

		2002	2001	2000

Net Income
As Reported		$1,822	$2,318	$2,224
Pro Forma		1,738	2,102	2,006
Earnings per share
As Reported -	Basic	$1.72	$2.12	$1.80
	Diluted	1.58	2.00	1.78
Pro Forma -	Basic	1.64	1.92	1.62
	Diluted	1.51	1.82	1.61

The fair value of each option is estimated on the date of grant using an option-pricing model with the following weighted-average assumptions used for 2002, 2001 and 2000 grants: dividend yields of 2.12, 2.88 and 3.80 percent, respectively; expected volatility of 47.27, 14.43 and 30.65 percent, respectively; risk-free interest rate of 1.29, 5.16 and 6.32 percent, respectively; and expected lives of 7.5 years for 2001 and prior options and 1 year for 2002 options.

NOTE 15 - RELATED PARTY TRANSACTIONS:

In the ordinary course of business, the Bank has granted loans to principal officers and directors and their affiliates amounting to $539,000 at December 31, 2002 and $530,000 at December 31, 2001.  During the year ended December 31, 2002, total principal additions were $78,000 and total principal payments were $69,000.

Deposits from related parties held by the Bank at December 31, 2002 amounted to $2,491,000.

The Company has an employment agreement with an executive officer under which the Company agreed to pay compensation of $237,000 annually through October 31, 2003.  Upon a change of control, this officer is entitled to three times the base pay.

The Company has also entered into severance agreements with six officers.  The total commitments under the severance agreements at December 31, 2002 were $1,025,000.

NOTE 16 - COMMITMENTS AND CONTINGENT LIABILITIES:

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Company in connection with such claims and lawsuits, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material adverse effect on the consolidated financial condition or results of operations of the Company.

The Company is obligated in connection with a contract for data processing services, beginning May 2002, for 60 months, which is currently $22,000 per month.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK:

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheets.  The contract or notional amounts of those instruments reflect the extent of the Company’s involvement in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments.  The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

As of December 31, 2002, financial instruments for which the contract amounts were as follows represent credit risk:

Amount (in thousands)

Unadvanced Loan Funds	$2,940
Commitments to Extend Credit	$24,341
Standby Letters of Credit	$147

Unadvanced loan funds represent portions of loans not yet disbursed to the borrower.  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counter party.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  Those guarantees are issued primarily to support public and private borrowing arrangements, including commercial paper, bonding, financing, and similar transactions.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

NOTE 18 – RESTRICTIONS ON DIVIDENDS, LOANS AND ADVANCES:

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company.  The total amount of dividends that may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10% of the Bank’s capital stock and surplus on a secured basis.  Currently, the Bank is restricted under applicable laws in the payment of dividends to an amount equal to current year earnings plus undistributed earnings for the immediately preceding year, unless prior permission is received from the Commissioner of Financial Institutions for the State of Louisiana.  Dividends payable without permission by the Bank in 2003 will be limited to 2003 earnings less $545,000.  In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.  Accordingly, at January 1, 2003, $26,220,000 of the Company’s equity in the net assets of the Bank was restricted.  Funds available for loans on advances by the Bank to the Company amounted to $2,811,000.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS:

FAS 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the Consolidated Balance Sheets.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments.  FAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements.  Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.  The Company, in estimating its fair value disclosures for financial instruments, used the following methods and assumptions:

Cash and cash equivalents:  The carrying amounts reported in the Consolidated Balance Sheets for cash and cash equivalents approximate those assets’ fair values.

Time deposits in other banks:  The fair values for time deposits in other banks are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities on such time deposits.

Investment securities (including equity securities and mortgage-backed securities):  Fair values for investment securities are based on quoted market prices, where available.  If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Federal Home Loan Bank Stock:  The carrying value of FHLB stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Loans:  For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts.  The fair values for other loans (for example, fixed rate commercial real estate and mortgage loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.  Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics.

Cash surrender value of life insurance:  The fair value is based on reported prices from the insurance companies.

Deposits:  The fair value disclosed for demand deposits (for example, interest-bearing checking accounts and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts).  The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

Securities Sold Under Agreements to Repurchase:  The carrying amounts of securities sold under agreements to repurchase approximate fair value.

Borrowings:  The fair value of the Company’s long-term debt is estimated using discounted cash flows analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest:  The carrying amounts of accrued interest approximate fair value.

Off-Balance Sheet Items:  The Company has outstanding commitments to extend credit and stand-by letters of credit.  These off-balance sheet financial instruments are generally exercisable at the market rate prevailing at the date the underlying transaction will be completed and, therefore, have no current value.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued):

The estimated fair value of the Company’s financial instruments as of December 31, 2002 and 2001 is as follows (in thousands):

	2002		2001

	Estimated Fair Value	Recorded Book Value	Estimated Fair Value	Recorded Book Value

Assets
Cash and Cash Equivalents	$18,065	$18,065	$11,295	$11,295
Time Deposits in Other Banks	2,512	2,452	3,035	3,048
Investment Securities	64,295	64,137	51,760	51,701
Federal Home Loan Bank Stock	4,449	4,449	4,321	4,321
Loans and Loans Held for Sale	208,452	200,325	242,267	234,718
Accrued Interest Receivable	1,238	1,238	1,398	1,398
Cash Surrender Value of Life Insurance	6,494	6,494	142	142

Liabilities
Deposits	209,534	205,780	216,497	215,569
Securities Sold Under Agreements to Repurchase	1,061	1,061	2,758	2,758
Borrowings	77,850	68,110	73,840	68,971
Accrued Interest Payable	459	459	524	524

NOTE 20 – COMPREHENSIVE INCOME:

The following is a summary of the components of other comprehensive income (in thousands):

For the Years Ended December 31,	2002	2001	2000

Unrealized Gain (Loss) on Securities Available for Sale, Net	$719	$228	$473
Reclassification Adjustments for Net Gains Realized in Net Income	—	—	—

Other Comprehensive Income	719	228	473
Income Tax (Expense) Benefit Related to Other Comprehensive Income	(244)	(78)	(160)

Other Comprehensive Income, Net of Income Taxes	$475	$150	$313

NOTE 21 – AGREEMENT TO MERGE WITH IBERIABANK CORPORATION:

An Agreement and Plan of Merger between IBERIABANK Corporation and Acadiana Bancshares, Inc.  was signed on September 23, 2002.  On the effective date of the merger, each share of Acadiana Bancshares, Inc. stock will be exchanged for $7.88 cash and $31.50 in IBERIABANK Corporation stock, subject to adjustment.  The merger is contingent upon regulatory approval.  It is anticipated that the merger will be completed in the first quarter of 2003.  The acquisition will be accounted for by the purchase method in accordance with FAS No. 141.  In connection with the merger, the Company’s ESOP plan and 401(K) plan will be terminated.  All participants will be 100% vested.

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 - CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS:

Condensed financial statements of Acadiana Bancshares, Inc., (parent only) are shown below.  The parent company has no significant operating activities.

Condensed Balance Sheets
(In Thousands)

	December 31, 2002	December 31, 2001

Assets
Cash and Cash Equivalents	$1,427	$440
Certificates of Deposit	8	$—
Investment in Subsidiaries	27,823	27,013
Investment in Limited Liability Company	851	833
Other Assets	65	281

Total Assets	$30,174	$28,567

Liabilities and Stockholders’ Equity
Other Liabilities	$223	$323
Long-term Debt	1,120	1,432

Total Liabilities	$1,343	$1,755
Stockholders’ Equity	28,831	26,812

Total Liabilities and Stockholders’ Equity	$30,174	$28,567

Condensed Income Statements
(In Thousands)

Years Ended December 31,	2002	2001	2000

Operating Income:
Dividends from Subsidiary Bank	$2,612	$2,544	$2,600
Interest and Dividend Income	28	75	197
Trading Account Gains	—	32	25
Other Gains	18	41	3

Total Operating Income	2,658	2,692	2,825
Operating Expenses	707	524	470

Income Before Income Tax Expense and Increase (Decrease) in Equity in Undistributed Earnings of Subsidiaries	1,951	2,168	2,355
Income Tax (Benefit) Expense	(225)	(123)	(85)

Income Before Increase (Decrease) in Equity in Undistributed Earnings of Subsidiaries	2,176	2,291	2,440
Increase (Decrease) in Equity in Undistributed Earnings of Subsidiaries	(354)	27	(216)

Net Income	$1,822	$2,318	$2,224

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 - CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS (Continued):

Condensed Statement of Cash Flows
(In Thousands)

Years Ended December 31,	2002	2001	2000

Cash Flows from Operating Activities:
Net Income	$1,822	$2,318	$2,224
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Decrease (Increase) in Equity in Net Income of Subsidiaries	354	(27)	216
Provision (Credit) for Deferred Income Taxes	—	15	(1)
Amortization	2	2	3
(Income) Loss from Investment in Limited Liability Company	(18)	(41)	19
Net change in Securities Classified as Trading	—	162	123
Decrease (Increase) in Other Assets	224	25	(137)
(Decrease) Increase in Other Liabilities	(112)	76	146

Net Cash Provided by Operating Activities	2,272	2,530	2,593

Cash Flows from Investing Activities:
Increase in Certificates of Deposit	(8)	—	—

Net Cash Used in Investing Activities	(8)	—	—

Cash Flows from Financing Activities:
Capital Contributed to Subsidiaries	(132)	(1,288)	(435)
Payments Received from ESOP Trust	373	379	388
Proceeds from Long-term Debt	—	1,570	—
Repayment of Long-term Debt	(312)	(138)	—
Proceeds from Sale of Treasury Stock from Stock Options Exercised	365	—	—
Dividends Paid to Shareholders	(642)	(695)	(749)
Repurchase of Common Stock	(929)	(4,566)	(1,390)

Net Cash Used in Financing Activities	(1,277)	(4,738)	(2,186)

Net Increase (Decrease) in Cash and Cash Equivalents	987	(2,208)	407
Cash and Cash Equivalents, Beginning of Year	440	2,648	2,241

Cash and Cash Equivalents, End of Year	$1,427	$440	$2,648

ACADIANA BANCSHARES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 - QUARTERLY RESULTS OF OPERATIONS (unaudited):
          (In Thousands, except per share data

Year Ended December 31, 2002	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Interest and Dividend Income	$5,004	$4,852	$4,754	$4,381
Interest Expense	2,652	2,527	2,474	2,373

Net Interest Income	2,352	2,325	2,280	2,008
Provision for Loan Losses	—	—	—	—

Net Interest Income after Provision for Loan Losses	2,352	2,325	2,280	2,008
Non-Interest Income	436	632	540	576
Non-Interest Expense	1,954	2,064	2,139	2,162

Income Before Income Taxes	834	893	681	422
Income Tax Expense	311	297	233	167

Net Income	$523	$596	$448	$255

Earnings per Share - Basic	$0.50	$0.57	$0.42	$0.23

Earnings per Share - Diluted	$0.46	$0.52	$0.39	$0.21

Year Ended December 31, 2001	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Interest and Dividend Income	$6,060	$5,829	$5,578	$5,485
Interest Expense	3,749	3,556	3,228	2,943

Net Interest Income	2,311	2,273	2,350	2,542
(Credit) Provision for Loan Losses	(131)	(45)	3	193

Net Interest Income after Provision for Loan Losses	2,442	2,318	2,347	2,349
Non-Interest Income	534	395	380	548
Non-Interest Expense	1,931	1,995	1,821	1,931

Income Before Income Taxes	1,045	718	906	966
Income Tax Expense	371	264	332	350

Net Income	$674	$454	$574	$616

Earnings per Share - Basic	$0.55	$0.42	$0.56	$0.59

Earnings per Share - Diluted	$0.54	$0.40	$0.52	$0.54